Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AmTrust Financial Services
59 Maiden Lane
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2007, relating to the consolidated financial statements and schedules of AmTrust Financial Services, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

December 5, 2007